SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2006

SITI-Sites.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15596	75-1940923
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

47 Beech Road, Englewood, New Jersey	07631
(Address of Chairman and Chief Executive Officer)	(Zip Code)

111 Lake Avenue, Tuckahoe, New York	10707
(Address of Chief Financial Officer)	(Zip Code)

Registrant’s telephone number, including area code (212) 925-1181

(Former name or former address, if changed since last report)

MATERIAL RECENT EVENTS

ITEM 2.01 ACQUISITION OR DISPOSITION OF CERTAIN ASSETS

Siti-sites.com, Inc. (CUSIP 82981--formerly named Spectrum Information Technologies, Inc. and called "Siti" in its various SEC reports, symbol SITN.PK) announced on September 22, 2006 that it is preparing and filing shortly a preliminary form of Proxy Statement under Section 14 (a) of the Securities Exchange Act of 1934 with the SEC. The preliminary Proxy Statement contemplates a special meeting of stockholders and a vote on a Plan of Final Liquidation and Dissolution (the “Plan”) set forth therein, including solicitation of proxies. This is a change in format for stockholder approval without substantive change in the Plan itself. Record date The definitive form of Proxy Statement will be mailed to those stockholders shown of record as of October 10, 2006, unless unforeseen circumstances require an adjourned date.

The foregoing amends a previous announcement made on September 13, 2006 regarding the previous stockholder review and approval format. Siti’s board of directors has unanimously approved the Plan, and Siti’s largest shareholder Lawrence M. Powers informed the board that he expects to vote in favor of the Plan. His shares, beneficially owned with his son, amount to 46.1% of those outstanding. Several other large stockholders, in an overall total comprising some 83 % of outstanding shares, will review the Plan along with other stockholders when it is in appropriate form in the definitive Proxy Statement, and thereafter vote in person or by proxy. The voting will be at a meeting of stockholders expected to be held in late October, as described in the preliminary Proxy Statement (when it becomes definitive). The Company’s previous intention of seeking consents from its large stockholders, without a meeting or any proxy solicitation, was being done to conserve the limited cash available at present ($ 279,000 as of 8/31/06). But it was recently discovered that such approach would not work either under the Company’s certificate of incorporation or relevant SEC proxy rules. Therefore this amended filing being prepared is being announced.

The following material largely repeats the earlier announcement being amended.

Reasons for Plan The Plan formalizes the ongoing liquidation of Siti pending since 2002, which recently resulted in a $.15 per share liquidating dividend ($ 4,504,000) paid pro rata to all stockholders, resulting from the settlement of certain litigation as previously announced. It was the first time that Siti had any funds available to distribute to stockholders since its liquidation was commenced in 2002. A Summary of the Plan, and its basis in the Underlying Facts on Siti’s Liquidation, is expected to be included in the definitive form of Proxy Statement.

The main points of the Plan are to conserve Siti’s limited remaining cash assets from the recent settlement after payment of its first liquidating dividend in April, 2006, by taking steps under Delaware law to enter final liquidation and dissolution of the corporation, under the various phases provided therefor in Delaware law. Many of its ongoing accounting, stock transfer, legal and other costs as a public company after 2006 should be saved. Siti has no creditors that have not been paid or provided for in the Plan, Siti never made any material borrowings, and all earlier claims have been fully satisfied since liquidation began in 2002.

The Plan, however, provides for continuing efforts to obtain Siti’s share of gross receipts as a creditor of the substantial patent portfolio in issue in the litigation that has been settled amicably, further elaborated below. These efforts are expected to continue at least three years or much longer while Siti is in Delaware dissolution proceedings. Siti may ultimately enter into a liquidation trust for the benefit of former stockholders in the liquidation. The settlement and the patent portfolio wherein Siti is a creditor are described in earlier filings in 2006 on SEC Forms 8-K, 10-K and 10-Q publicly available.

Based on several months of cooperative reporting and dealings with the company owning the patent portfolio, Siti cannot realistically expect any material recovery as a creditor of such company, for some 12 to 18 months. Siti is not conducting, and does not plan to conduct any ongoing business, other than these collection activities under the settlement agreement.

Siti also determined in late August, 2006 to abandon any further activity to generate a “reverse-merger” transaction which might yield a nominal amount of stock for its shareholders in liquidation, because of a lack of success over the past five years in finding an appropriate transaction.

Cancellation of Shares in Liquidation The Plan provides for cancellation of all outstanding shares of Siti, in exchange for the liquidating distribution made in April 2006 and any further liquidating distributions that become possible in the future, during the extensive life of the patent portfolio ( expiring 2009 through 2021) covered by the settlement. The Plan covers all such distributions, if any. Other details of the Plan and its economic and federal tax impact on both Siti and its stockholders will be described in the definitive form of the Proxy Statement, when it ultimately becomes available for delivery to all stockholders.

After review and likely stockholder consent to the Plan expected in October, 2006, the certificate of dissolution will be filed in Delaware, and further trading in the shares of Siti are expected to cease. The cash amounts distributed to shareholders in liquidation of Siti, in April, 2006 or hereafter distributed to shareholders, if any, shall be deemed and treated as being in full payment in exchange for the stock of Siti pursuant to Section 331 of the U.S. Internal Revenue Code. The Plan provides for cessation of trading by prompt cancellation of the shares 30 days after its effective date, anticipated by December, 2006. The shares of stock will not be freely transferable thereafter. The list of former Siti shareholders of record shall be used thereafter solely to determine their pro rata entitlement to any future cash payments under the Plan that may become possible. Such right to participate shall be transferable only by operation of laws of inheritance, succession or otherwise, and the cancelled stock certificate of each former shareholder shall be the primary source of its or its successor owner’s right to receive any future liquidating dividend payments. Siti will maintain the former shareholder records presently held at its Stock Transfer Agent as long as practicable to facilitate any future cash distributions.

Any further information on the Plan must await distribution of a definitive Proxy Statement. However the following information contained in previous public releases and filings by Siti or recently occurring, may be helpful to stockholders in liquidation.

See Siti’s Form 10-K Annual Report for 2006, Item 3. Legal Proceedings- Future Proceeds, Risk Factors.

See further Siti’s Form 8-K filed March 20, 2006, Item 1.01. Material Agreements- Taxation.

Latest Facts Available--Prospective Additional Proceeds for Liquidating Dividends Over the summer of 2006, the former defendant owners of the patents began sharing more information with Siti than they were required to share during adversarial litigation and settlement negotiations. The facts soon clarified by late August, 2006: There does not appear to be any prospect of further material receipts until mid 2007, if then. The owners of the patent portfolio are conducting serious litigation and claims against third parties claimed to be infringers, and related steps that may yield substantial gross receipts to Siti as a secured creditor, but it is not quantifiable in 2006. Another distribution of cash as a liquidating dividend is not foreseen for 12 to 18 months, based upon the patent owner’s reports as to the tempo of its own business operations. The stock of Siti still trades publicly at nominal volume, and currently trades at $ .05 per share, but there is no viable market for the stock other than in minor amounts. Siti remains a defunct shell except for the settlement claim receivable, which is highly speculative and at best, well into the future. There is no corporate business, and as noted, the five year search for a “reverse merger” partner as a source for a nominal amount of shares in a “good” business was abandoned in late August 2006. There are no financial prospects at Siti except for the ongoing settlement claim as described above.

See further Siti’s most recent Form 10-Q filed August 14, 2006, Note 2 to Condensed Financial Statements, updated as follows: The patent portfolio consists of 19 patents and pending applications that cover data and voice connections between computers and cell phones, and roaming across the U.S. and elsewhere with cell phones, personal digital assistants and wireless equipment in vehicles. The latest patents in the portfolio also cover spectrum sharing among various wireless communication networks. The Company’s senior creditor position in future proceeds is documented in filings in the U.S. Patent and Trademark Office and in several states under the Uniform Commercial Code. Siti management believes, on good factual grounds including the technical opinions of its eminent experts in wireless technology employed in the litigation, that there are Gross Proceeds yet to be earned therefrom. Siti believes they can be handled effectively for the benefit of all stockholders pro rata, during its Plan of Final Liquidation and Dissolution.

Each large stockholder described in Security Ownership of Certain Beneficial Owners and Management in Siti’s Form 10-K Annual Report for 2006, as amplified in the definitive Proxy Statement, has a substantial economic interest in completion of the corporate and tax matters, as a stockholder, to be acted upon in approving the Plan. Such economic interest, while in varying amounts based on share ownership, is believed to be substantially identical to those of all other stockholders, unless indicated otherwise in the preliminary Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:	September 22, 2006

SITI-Sites.com, Inc.

By /s/ Lawrence M. Powers
Lawrence M. Powers
Chief Executive Officer and
Chairman of the Board of Directors